                                                                     Exhibit 3.5
                         AMENDED AND RESTATED BYLAWS OF
                     EVERGREEN INTERNATIONAL AVIATION, INC.

                               ARTICLE I. OFFICES

          Section 1. Principal Office. The principal office of the corporation in the State of Oregon shall be located in the city of McMinnville, county of Yamhill. The board of directors is hereby granted full power and authority to change said principal office from one location to another in said county.

          Section 2. Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the state of Oregon may be, but need not be, identical with the principal office in the state of Oregon, and the address of the registered office may be changed from time to time by the board of directors.

          Section 3. Branch Offices. Branch or subordinate offices may at any time be established by the chairman of the board or the president at any place or places where the corporation is qualified to do business.

                            ARTICLE II. SHAREHOLDERS

          Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in March in each year, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the annual meeting shall not for any reason be held at said time, the president or the board of directors shall call the annual meeting at a time fixed by them, not more than 60 days after said time, by proper notice designating the meeting as the annual meeting. If the annual meeting is not held at said time or during the 60 day period thereafter, the annual meeting may be called by the holders of one tenth of all the shares entitled to vote at the meeting. In such event, notice shall be given not more than 15 days after the expiration of such 60 day period, which notice shall fix the time of the meeting at the earliest date permissible under these bylaws.

          Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, by the board of directors, or by the holders of not less than one tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

          Section 3. Place of Meeting. The board of directors shall determine the place of meeting for all annual and special meetings of the shareholders. In the absence of any such determination, all meetings of shareholders shall be held at the principal office of the corporation in the state of Oregon.

          Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or proposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation or at such address given by him to the corporation for the purpose of notice, with postage thereon prepaid.

          Section 5. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

          Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

          Section 7. Voting of Shares. Each outstanding share of the corporation's common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

          Section 8. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

          Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

          Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

          Shares of its own stock belonging to the corporation or held for its benefit by another corporation in a fiduciary capacity or held by a corporation in which the corporation holds a majority of the voting shares shall not be voted at any meeting or counted, for voting purposes, in determining the total number of outstanding shares at any given time.

          Section 9. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, annual or special, including election or removal of a director, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

          Section 10. Waiver of Notice. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to notice signs a waiver of notice. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 11. Adjourned Meeting, and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares, the holders of which are present in person or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been properly transacted at the meeting as originally called and noticed.

          When any shareholders' meeting, either annual or special, is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in Article II, Section 4 of these bylaws. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

                             ARTICLE III. DIRECTORS

          Section 1. Powers. Subject to any limitations of the articles of incorporation, and of the Oregon Business Corporation Act, as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

          First : To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law or with the articles of incorporation or these bylaws, as they may deem best.

          Second : To select and remove all the other officers, agents and employees of the corporation, to prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or with these bylaws, to fix their compensation sad to require from them security for faithful service.

          Third : To change the principal office for the transaction of the business of the corporation from one location to another within the same county, as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Oregon, as provided in Article 1, Section 3, hereof; to designate any place within or without the State of Oregon for the holding of any shareholders' meeting or meetings except annual meetings; and to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such seal and such certificates shall at all times comply with the provisions of law.

          Fourth : To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, as dividends or in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

          Fifth : To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          Sixth : To designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee shall have all the authority of the board to the extent provided in the resolution of the board or in these bylaws, subject to any limitations contained in the articles of incorporation or in the Oregon Business Corporation Act.

          Seventh : To declare dividends at such times and in such amounts as the condition of the affairs of the corporation may warrant.

          Eighth : Generally to exercise all of the powers and to perform all of the acts and duties set from time to time may be permitted by law appertaining to their office.

          Section 2. Number. The number of directors shall not be less than seven nor more than thirty, with the number of directors to be as the board of directors or shareholders may from time to time provide by resolution.

          Section 3. Election and Term. The directors shall be elected by the shareholders at the annual meeting or at any other meeting held for that purpose, and shall hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified, unless sooner removed form office as hereinafter provided. Directors need not be residents of the state of Oregon nor shareholders of the corporation.

          Section 4. Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the unexpired term of his predecessor in office.

          A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

          If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

          Any directorship to be filled by reason of an increase in the number of directors shall be filled by election of the shareholders at the annual meeting or at a special meeting called for that purpose.

          Section 5. Regular Meetings. A regular meeting of the board of directors for the election of officers and the transaction of any other business shall be held immediately after, and at the same place, as the annual meeting of shareholders, and an additional regular meeting of the board of directors shall be held on the first Tuesday of

September in each year, at the hour of 10:00 at the principal office of the corporation. The board of directors, by resolution, may establish the time, place and frequency of additional regular meetings.

          Notice of regular meetings of the board of directors shall be given by the secretary to each director personally or by telephone or telegraph at least twenty-four hours before the meeting, or by mailing written notice at least two days before the meeting.

          Section 6. Special Meeting. A special meeting of the board of directors may be called at any time, and for any time and place, by the chairman of the board of directors, if one has been elected, or by the president, and upon receipt by either such officer of a written request from not less than three directors shall forthwith be called for a date not later than seven days from the date of the receipt of such request.

          Notice of special meetings of the board of directors shall be given by the secretary to each director personally or by telephone or telegraph at least forty-eight hours before the meeting, or by mailing written notice at least two days before the meeting.

          Section 7. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place.

          Section 8. Notice of Adjournment. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

          Section 9. Entry of Notice. Whenever any director has been absent from any meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such director as required by law and these bylaws.

          Section 10. Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 11. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinabove provided. Every act or decision done or made by a majority of the directors at a meeting duly held at which a quorum is present shall be regarded as an act of the board of directors unless a greater number is required by law, by the articles of incorporation, or by these bylaws. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 13. Removal of Directors. All or any number of the directors may be removed with or without cause, at a meeting of the shareholders expressly called for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

          Section 14. Action Without Meeting. Any action required or permitted to be taken by the board of directors under the Oregon Business Corporation Act, the articles of incorporation or these bylaws may be taken without a meeting if all members of the board individually or collectively consent to such action. Such consent or consents shall be filed with the minutes of the meetings of the board. Any certificate or other document filed under the provision of the Oregon Business Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the board of directors without a meeting and that the bylaws authorize the directors to do so.

          Section 15. Fees and Compensation. Outside directors, if any, shall receive a fixed fee, the exact amount of which shall be set by resolution of the disinterested members of the board of directors, for attendance at each board meeting (and any adjournments thereof) and shall be reimbursed for expenses in connection therewith. Each director shall be entitled to receive, in addition to the foregoing, such perquisites as the board may deem necessary or advisable in connection with the director's duties.

          As used herein, "outside director" shall mean a director who is not an officer or otherwise regularly employed by the corporation or any subsidiary thereof.

          Section 16. Committees. The board of directors by resolutions adopted by a majority of the full board may appoint, from among their number, an executive committee and such other committees (including but not limited to audit, pension, bonus and/or nominating committees) to exercise such powers as provided in said resolution or resolutions and consistent with these bylaws, the articles of incorporation, and the Oregon Business Corporation Act. The Committees, if any are appointed, shall keep records of their proceedings and shall report these proceedings to the board of directors at the next regular meeting thereof held following the date of such committee proceedings.

                              ARTICLE IV. OFFICERS

          Section 1. Officers. The officers of the corporation shall be a president, an executive vice president, such vice presidents as the board of directors may elect, a secretary and such other officers (including, without limitation, a chief financial officer) as the board of directors may elect. The board of directors may also elect at any time from among their own number a chairman of the board of directors who shall be an officer of the corporation. Any two or more offices may be held by the same person, except the offices of president and secretary.

          Section 2. Election and Term. The officers of the corporation shall be elected by the board of directors and shall hold office at the pleasure of the board.

          Section 3. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board.

          Any officer may resign at any time by giving written notice to the board of directors or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term, provided, however, that during any vacancy in the offices of chairman of the board, president, or executive vice president, the provisions of Sections 6 through 8 of this Article, with respect to interim succession, shall be applicable.

          Section 5. Chairman of the Board. The chairman of the board, if one has been elected, shall be the chief executive officer of the corporation and, under the direction of the board of directors, shall have general direction of its business, policies and affairs. He shall preside, when present, at all meetings of the board of directors, the executive committee, if one has been appointed, and the shareholders. He and the president shall each have general power to sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or these bylaws or by statute to some other officer or agent of the corporation; and in general he shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors from time to time.

          Section 6. President. The president shall have, subject to the control of the board of directors, general management of its business, property and affairs. He shall have such powers and shall perform such duties as may from time to time be assigned to him by the board of directors.

          In the absence of the chairman of the board of directors or in the event of a vacancy is the office of chairman of the board of directors, the president shall be responsible for the over-all operations of the corporation, shall preside at meetings of the board of directors and of the executive committee, if one has been appointed, and of the shareholders, and shall have such powers and duties as are assigned to him to the chairman of the board of directors by these bylaws.

          Section 7. Executive Vice President. In the absence of the president, or in the event of his death, inability or refusal to act, the executive vice president shall perform the duties of the president, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. In addition, the executive vice president shall perform such other duties as from time to time may be assigned to him by the chairman of the board, the president or the board of directors.

          Section 8. Vice Presidents. In the absence of the executive vice president, or in the event of his death, inability or refusal to act, the vice president (or, in the event there be more than one vice president, the vice presidents in the order determined by the board of directors) shall perform the duties of the executive vice president, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the executive vice president, and shall perform such other duties as from time to time may be assigned to him by the chairman of the board, the president or by the board of directors.

          Section 9. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all companies' funds to the credit of the corporation in such banks, trust or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, the president or by the board of directors.

          Section 10. Secretary. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman of the board, the president, or a vice president, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the president or by the board of directors.

                    ARTICLE V. INDEMNIFICATION OF DIRECTORS
                        AND OFFICERS: LIABILITY INSURANCE

          Section 1. Indemnification. Each director and officer of the corporation now or hereafter in office and his heirs, executors and administrators, and each director and officer of the corporation and his heirs, executors and administrators who now acts, or shall hereafter act at the request of the corporation as director or officer of another corporation in which the corporation owns shares of capital stock or of which it is a creditor, shall be indemnified by the corporation against all costs, expenses and amounts or liability therefor, including counsel fees, reasonably incurred by or imposed upon him in connection with or resulting from any action, suit, proceeding or claim to which he may be made a party, or in which he may be or become involved by reason of his acts or omission or commission, or alleged acts or omissions as such director or officer, or, subject to the provisions hereof, any settlement hereof, whether or not he continues to be such director or officer at the time of incurring such costs, expenses or amounts, and whether or not the action or omission to act on the part of such director or officer, which is the basis of such suit, action, proceeding or claim, occurred before or after the adoption of this bylaw, provided that such indemnification shall not apply with respect to any matter as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have been individually guilty of willful misfeasance or malfeasance in the performance of his duty as such director or officer, and provided, further, that the indemnification herein provided shall, with respect to any settlement of any such suit, action, proceeding or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit, action, proceeding or claim, when, in the judgment of the board of directors of the corporation, such settlement and reimbursement appear to be for the best interests of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights as to which any such director or officer may be entitled under any provision of the corporation's articles of incorporation, agreement, statute, vote of shareholders or otherwise. This
Article V does not limit the powers of the corporation under ORS 57.255 and 57.260.

          Section 2. Liability Insurance. This corporation, upon resolution adopted by a majority of the total number of directors, may purchase and maintain insurance on behalf of any director or officer against any liability asserted against such person or incurred by him in any such capacity or arising out of his status as such. The liability insurance shall be in such amount and cover such actions (whether action is the director's official capacity or actions in another capacity while holding such office) as the board may by majority vote adopt. The corporation's power to purchase insurance hereunder is not dependent upon or related to the corporation's power to indemnify the director under Section 1 of this Article.

               ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

          Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation or payable to the corporation shall be signed or endorsed by such officer or officers, agent or agents of corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

          Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                        ARTICLE VII. EXECUTIVE COMMITTEE

          Section 1. Executive Committee. The executive committee shall be appointed by the board and consist of at least two directors, including the chairman of the board.

          Section 2. Powers. The executive committee may exercise all the powers of the board of directors during the intervals between meetings of the board, except the powers to:

          (a) Approve any action which under the Oregon Business Corporation Act also requires shareholders' approval or approval of the outstanding shares.

          (b)  Fill vacancies on the board or on any committee.

          (c)  Fix the compensation of the directors for serving on the board.

          (d)  Adopt, amend, or repeal bylaws.

          (e) Amend or repeal any resolution of the board which by its express terms is not so amenable or repealable.

          (f) Cause a distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board.

          (g)  Appoint other committees of the board or the members thereof.

          (h)  Take any other action prohibited by ORS 57.206.

          Section 3. Meetings. Meetings of the executive committee may be called for any time and place by the chairman of the board of directors, if one has been elected, or by the president.

          Section 4. Notice. Notice of a meeting of the executive committee shall be given by the secretary to each member personally or by telephone or telegraph at least twenty-four hours before the meeting, or by mailing written notice at least forty-eight hours before the meeting.

          Section 5. Action Without a Meeting. Any action that may be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the executive committee.

          Section 6. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

          Section 7. Resignation and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and, unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 8. Procedure. The chairman of the executive committee shall be the presiding officer and the executive committee shall fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                         ARTICLE VIII. SHARES OF STOCK

          Section 1. Share Certificate. The certificates of shares of the capital stock of the corporation shall be in such form consistent with the articles of incorporation and the laws of the State of Oregon as shall be approved by the board of directors. All such certificates shall be signed by the chairman of the board or the president or the executive vice president and by the treasurer or an assistant financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificates may be facsimile.

          Section 2. Fractional Shares. The corporation shall not issue any certificate evidencing, either singly or with other shares, any fractional part of or interest in a share.

          Section 3. Transfer of Shares. Subject to the provisions of law, upon the surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 4. Lost or Destroyed Certificates. The holder of any shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificate therefor, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the board of directors. The board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the holder or his legal representative, to make proof satisfactory to the board of directors of the loss or destruction thereof and to give the corporation a bond or other security, in such amount and with such surety or sureties, as the board of directors may determine, as indemnity against any claim that may be made against the corporation on account of any such certificate so alleged to have been lost or destroyed.

          Section 5. Record Date. The board of directors may fix a date in the future as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting or to receive any dividend or distribution or any allotment of rights or to exercise rights with respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than fifty (50) days nor less than ten (10) days prior to the date of such event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that day shall be entitled to notice, to vote, to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

          Section 6. Recognition. The person, firm, or corporation in whose name shares stand on the books of the corporation, whether individually or as trustee, pledgee or otherwise, may be recognized and treated by the corporation as the absolute owner of the shares, and the corporation shall in no event be obliged to deal with or to recognize the rights or interests of other persons in such shares or in any part thereof.

                           ARTICLE IX. MISCELLANEOUS

          Section 1. Inspection of Bylaws. The corporation shall keep at its principal office in the State of Oregon for the transaction of business, the original, or a copy, of the bylaws and any amendments thereto, certified by the secretary, which shall be open to inspection by shareholders at all reasonable times during office hours.

          Section 2. Inspection of Corporate Records. The books and records of account and minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate.

          Section 3. Representation of Shares of Other Corporations. The chairman of the board, or the president, or the executive vice president are authorized to vote, represent and exercise, on behalf of this corporation, all rights incidental to any and all shares of any other corporation standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

          Section 4. Seal. The seal, the impression of which appears in the space below this article, is hereby adopted as the official seal of this corporation.

                        ARTICLE X. AMENDMENTS TO BYLAWS

          Section 1. Power of Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote of the shareholders entitled to exercise a majority of the voting power of the corporation.

          Section 2. Power of Directors. Subject to the previous section, the directors shall have the power to amend, adopt or repeal a bylaw or the bylaws by the vote of a majority of the directors given at any regular or special meeting of the board of directors called for said purpose, except that after the issuance of shares, a bylaw changing the minimum and maximum range of the number of directors may only be adopted by a vote of a majority of the outstanding shares entitled to vote.